As filed with the Securities and Exchange Commission on March 23, 2011
Registration No. 033-58037
Registration No. 333-33433
Registration No. 333-34549
Registration No. 333-107003

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 033-58037
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-33433
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-34549
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-107003
UNDER THE
SECURITIES ACT OF 1933

BELL INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	27-5023441
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
8888 Keystone Crossing, Suite 1700
Indianapolis, Indiana 46240
(Address of Principal Executive Offices) (Zip Code)
1994 STOCK OPTION PLAN
NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
BELL INDUSTRIES, INC. DEFERRED COMPENSATION PLAN
BELL INDUSTRIES, INC. 2001 STOCK OPTION PLAN
(Full title of the plans)
Clinton J. Coleman
Chief Executive Officer
Bell Industries, Inc.
8888 Keystone Crossing, Suite 1700
Indianapolis, Indiana 46240
(Name and address of agent for service)
(317) 704-6000
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated Filer ☐	Non-accelerated filer ☐	Smaller Reporting Company ☑
(Do not check if a smaller reporting company)

EXPLANATORY NOTE
This is a Post-Effective Amendment (“Amendment”) to those certain Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by Bell Industries, Inc., a California corporation (“Bell California”), as follows (note that the share numbers listed below do not take into account corporate actions, such as stock splits, taken in the interim):
Registration Statement on Form S-8 (File No. 033-58037), registering 500,000 shares of Bell California common stock for the 1994 Stock Option Plan, as amended by Post-Effective Amendment No. 1, registering an additional 600,000 shares of Bell California common stock for the 1994 Stock Option Plan.
Registration Statement on Form S-8 (File No. 333-33433), registering 180,000 shares of Bell California common stock for the Non-Employee Director Stock Option Plan.
Registration Statement on Form S-8 (File No. 333-34549), registering $10,000,000 of deferred compensation obligations under the Bell Industries, Inc. Deferred Compensation Plan.
Registration Statement on Form S-8 (File No. 333-107003), registering 500,000 shares of Bell California common stock for the Bell Industries, Inc. 2001 Stock Option Plan.
On March 17, 2011, Bell California merged into Delaware Bell Industries, Inc. (“Bell Delaware”), a Delaware corporation and a wholly-owned subsidiary of Bell California. Pursuant to the terms of the merger agreement, Bell Delaware changed its name to Bell Industries, Inc. (the “Company”). Pursuant to Rule 414(d) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the Company hereby adopts the Registration Statements as its own registration statements for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
In addition, the Company intends to deregister its common stock under Section 12(g) of the Exchange Act through the filing of a Form 15. Because the Company will no longer be filing reports pursuant to the Exchange Act, the Company is deregistering the remaining securities registered but unsold under the Registration Statements, if any, in accordance with an undertaking made by the Company in Part II of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Indianapolis, state of Indiana, on this 23rd day of March, 2011.

BELL INDUSTRIES, INC.
By:	/s/ Clinton J. Coleman
Clinton J. Coleman
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statements on Form S-8 has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names.

Signature	Title	Date

/s/ Clinton J. Coleman Clinton J. Coleman	Chief Executive Officer (Principal Executive Officer) and Director	March 23, 2011

/s/ Mark Begle Mark Begle	Corporate Controller and Secretary (Principal Financial Officer and Principal Accounting Officer)	March 23, 2011

/s/ Mark E. Schwarz Mark E. Schwarz	Director and Chairman of the Board	March 23, 2011

/s/ Dale A. Booth Dale A. Booth	Director	March 23, 2011

/s/ Michael R. Parks Michael R. Parks	Director	March 23, 2011